EXHIBIT 99.01

Chegg Reports 2025 Second Quarter Earnings

SANTA CLARA, Calif., August 5, 2025 /BUSINESS WIRE/ -- Chegg, Inc. (NYSE:CHGG), the leading student-first connected learning platform, today reported financial results for the three months ended June 30, 2025.

“We had a good Q2, exceeding our guidance and actively engaging on the strategic review process and the transformation of Chegg. We remain focused on implementing AI to transform Chegg Study, making it a more efficient business to run, while still differentiating our product and adding value to millions of students,” said Nathan Schultz, Chief Executive Officer & President of Chegg, Inc. “In addition, we are evolving to be a skills focused organization, with Busuu and Skills, both representing a tremendous market opportunity and Chegg’s future growth engines.”

Second Quarter 2025 Highlights

•Total Net Revenues of $105.1 million, a decrease of 36% year-over-year
•Subscription Services Revenues of $89.7 million, a decrease of 39% year-over-year
•Gross Margin of 66%
•Non-GAAP Gross Margin of 68%
•Net Loss was $35.7 million
•Non-GAAP Net Income was $10.8 million
•Adjusted EBITDA was $23.1 million
•2.6 million Subscription Services subscribers, a decrease of 40% year-over-year

Total net revenues include revenues from Subscription Services and Skills and Other. Subscription Services includes revenues from our Chegg Study Pack, Chegg Study, Chegg Writing, Chegg Math, and Busuu offerings. Skills and Other includes revenues from Chegg Skills, advertising services, content licensing, print textbooks and eTextbooks.

For more information about non-GAAP net income, non-GAAP gross margin and adjusted EBITDA, and a reconciliation of non-GAAP net income to net loss, gross margin to non-GAAP gross margin and adjusted EBITDA to net loss, see the sections of this press release titled, “Use of Non-GAAP Measures,” “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Business Outlook

Third Quarter 2025

•Total Net Revenues in the range of $75 million to $77 million
•Subscription Services Revenues in the range of $67 million to $69 million
•Gross Margin between 56% and 57%
•Adjusted EBITDA in the range of $7 million to $8 million

For more information about the use of forward-looking non-GAAP measures, a reconciliation of forward-looking net loss to EBITDA and adjusted EBITDA for the third quarter 2025, see the below sections of the press release titled “Use of Non-GAAP Measures,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

An updated investor presentation and an investor data sheet can be found on Chegg’s Investor Relations website https://investor.chegg.com.

Prepared Remarks - Nathan Schultz, CEO & President Chegg, Inc.

Thank you, Tracey. Hello and thank you for joining Chegg’s second-quarter 2025 earnings call. Today’s call will be structured in two areas: first, an update on the strategic review process; and second, detail and depth on our transformation to profitable growth, specifically within Skills and Busuu, which we believe will be the growth engines for Chegg going forward.

As part of the strategic review process, in conjunction with our advisors, we have undertaken a comprehensive evaluation of both our internal operations and the broader market landscape to drive the best possible outcome for our stockholders and maximize long-term shareholder value. As a reminder, we are exploring a range of outcomes including being acquired, undertaking a go-private transaction, or remaining as a public standalone company. We continue to engage with a select group of parties.

Q2 was a good quarter for Chegg. We surpassed our guidance and delivered $105 million in revenue and $23 million in adjusted EBITDA. I’m pleased by our continued focus on disciplined expense management, having identified an additional $17 million in CapEx and expense savings that we will realize in 2026. Additionally, I’m encouraged by the revenue growth in Busuu, and the reinvention of Chegg Study into a Personalized Learning Assistant that continues to get less expensive to run thanks to AI. We remain firmly on track to achieve the targets outlined in our previously announced restructuring efforts and reduce non-GAAP expenses by $165 -175 million in 2025 and now expect the total non-GAAP expense savings in 2026 to be $110-120 million.

As we look towards 2026, Chegg is evolving into a skills focused organization, investing in two large growth areas: language learning, and workplace readiness and upskilling. These businesses, Busuu and Skills respectively, represent the future of our company and will serve as our primary growth engines, while our core academic product, Chegg Study, will remain a valuable service for millions of students and generate meaningful cash that will support our investments in Busuu and Skills.

Busuu, is our language learning business that caters to adults who need to learn a new language to better their life or career. This is an enormous market of 78 million success seeking learners with a $3.2 billion market opportunity. Our recent investments are paying off, and if you haven’t tried Busuu yet, now’s a great time—we encourage you to explore our new AI-powered features, including our new speaking bites product.

Busuu continues on a strong path, achieving a 15% year-over-year revenue increase in Q2, with good performance in both the B2C and B2B segments.

•Busuu’s B2C revenue increased 6% year-over-year. In the second half of the year, B2C focus will be on product innovation with continued emphasis on AI as a driver for personalization

•Busuu’s B2B business achieved an even more impressive 39% year-over-year revenue growth, continuing a robust double-digit growth trajectory, including retention improving by 22 percentage points year over year. Throughout H2, we will continue our rollout with Guild into the English learning vertical and expand our offering with Learning Pathways , which offer personalized courses focused on key language and professional skills for specific roles and industries. We have had significant B2B traction in the DACH region with new partners such as HSF Fenster & Turen and Hubert Burda Media.

We remain confident that Busuu will achieve approximately $48 million of revenue in 2025 and will be adjusted EBITDA positive by the first quarter of 2026.

Our Skills business focuses on the $40 billion dollar market serving workplace readiness and upskilling for professional adults looking to move ahead in their careers.

We spent the last 12 months modernizing our product offering and prioritizing three growth areas: AI programs, career fundamentals and professional upskilling. We’re really excited to be seeing exactly what we want: enrollments have increased 16% quarter over quarter, and an 11% increase in monthly active users across our new programs quarter over quarter.

Looking ahead to Q3, we will continue to invest in and expand our go-to-market strategy for Skills. Here are our priorities:
•We are focusing on growing our direct B2B presence as well as deepening relationships with distribution partners such as Guild.

•We are also pursuing ACE Credit recommendations for several of our Skills programs to count for college credits, helping to better support those seeking degrees and creating a bridge for us to monetize students as they transition from our academic services to our career services.
•Finally, we are continuing to strengthen and broaden our programs, expanding our reaching into the enormous upskilling market opportunity. For a complete view of our skills catalog, please reference our Investor Deck.

We are optimistic about the potential for our Skills business and believe it is on a path to profitability and positive double digit revenue growth in 2026.

Chegg Study continues to serve millions of students, and our investments in AI have transformed Chegg Study into a personalized learning coach that helps students succeed and improve their opportunity to graduate. Earlier this year we launched Solution Scout and AI-powered practice and flashcard generators. We’re getting positive feedback, with students reporting a 23% lift in the statement “Chegg helped me learn today” and a 17% lift in students who “intend to use Chegg in the next 30 days.” Most importantly, our monthly retention rate was up 117 basis points in Q2.

For the rest of 2025, we’ll continue to push the differentiated and personalized nature of our product. Research from the Pew Center confirms that the freshman class of 2025 is expected to be the biggest, most diverse ever. This September, we’ll introduce two new core capabilities into the existing user interface; pushing Chegg Study into a personalized learning coach for the modern learner:

•First, we are building a smart planning tool to help students set learning goals, organize their work, and stay on track with personalized, step-by-step guidance.
•Second, we are introducing a voice interface that, when combined with visual aids and a thoughtful AI agent, will enable deeper learning across topics and disciplines. Voice matters for learnings because it improves comprehension and memory, clarifies thinking and increases engagement.

Finally, our business-to-institution pilot program continues to expand, moving from 5 active pilot programs at the start of the year, to now 23. With many pilots in place, we are focused on efficacy studies validating what we have always known: students who use Chegg perform better academically. We believe there is a tremendous opportunity to support a broader range of students in achieving their academic goals while increasing persistence and graduation rates.

To wrap us up, we continue to make progress towards the strategic alternatives process, and are pleased with the positive trends we’ve seen in Busuu and Skills, and the technology investments we’ve made in Chegg Study to allow the business to run efficiently and be the investment vehicle for the company in 2026.

With that, I’ll turn it over to David

Prepared Remarks - David Longo, CFO Chegg, Inc.

Thank you, Nathan and good afternoon.

Today, I will be presenting our financial performance for the second quarter of 2025, along with the company’s outlook for the third quarter.

We delivered a good second quarter, exceeding our guidance on both revenue and adjusted EBITDA. We continue to prioritize disciplined cost management in line with our business outlook. We are on target to fully realize the non-GAAP expense savings objectives we previously announced of $165 - $175 million in 2025, and $100 - $110 million in 2026. As Nathan highlighted earlier, we are not stopping there. We have identified an additional $10 million of operating expense savings and $7 million in CapEx savings in 2026. Expense discipline is now in our DNA, and we are committed to unlocking each and every opportunity to strengthen cash flow and create shareholder value.

In the second quarter, total revenue was $105 million, a decrease of 36% year-over-year. This includes Subscription Services revenue of $90 million. We had 2.6 million subscribers during the quarter, representing a year-over-year decline of 40%, as we continue to feel the impact of lower traffic, largely due to Google AI Overviews. Despite the traffic trends, retention and ARPU increased year over year, demonstrating that when students find Chegg, they value the service and are retaining as well as ever. Skills and Other revenue was $15 million in the quarter, which includes approximately $7 million of revenue from content licensing. As we outlined last quarter, these content licensing agreements are non-exclusive and for a small percentage of our content.

Non-GAAP operating expenses were $64 million in the quarter, a reduction of approximately $31 million, or 33%, year-over-year, driven by the execution of our multiple restructurings.

Our second quarter adjusted EBITDA was $23 million, representing a margin of 22%.

Capital expenditures for the quarter were $7 million, a decrease of 60% year-over-year. We anticipate full-year 2025 CapEx of approximately $30 million, with a targeted further reduction of approximately 50% in 2026. Through innovative use of AI, we are on track to reduce content and software development CapEx by over $50 Million in 2026 versus 2024, while still delivering a high-quality experience that our students expect from us.

Free cash flow for the second quarter was negative $12 million, which was impacted by severance payments of $12.5M related to our restructuring, as well as our annual pre-payment for hosting expenses.

Looking at the balance sheet, we concluded the quarter with cash and investments of $114.1 million and a net cash balance of $52 million.

Looking ahead, for Q3 guidance, we expect:

•Total revenue between $75 and $77 million, with Subscription Services revenue between $67 and $69 million;
•Gross margin to be in the range of 56 to 57 percent;
•And adjusted EBITDA between $7 and $8 million.

In closing, we have adapted our business in response to evolving consumer expectations and ongoing market turbulence. We are especially encouraged by the momentum we are seeing in Busuu, as well as the strong potential of Skills, and for both to be significant growth drivers in our portfolio. We are investing in these platforms to accelerate growth and ensure they remain key drivers of long-term shareholder value. At the same time, we continue to align our cost structure to support our priorities of generating cash flow and maximizing value for shareholders. Finally, I am pleased to announce that we have successfully cured our stock price deficiency during the quarter and regained compliance with the NYSE’s price listing requirements.

With that, I will turn the call over to the operator for your questions.

Conference Call and Webcast Information

To access the call, please dial 1-877-407-4018 or outside the U.S. +1-201-689-8471. A live webcast of the call will also be available at https://investor.chegg.com under the Events & Presentations menu. Participants can also access the call using the Call me link for instant telephone access to the event, which will be active 15 minutes before the scheduled start time.

An audio replay will be available from 7:30 p.m. Eastern Time on August 5, 2025, until 11:59 p.m. Eastern Time on August 12, 2025, by calling 1-844-512-2921 or outside the U.S. +1-412-317-6671, with Access ID 13755135. An audio archive of the call will also be available at https://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its Investor Relations website, https://investor.chegg.com, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor https://investor.chegg.com, in addition to following press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

About Chegg

Chegg provides individualized learning support to students as they pursue their educational journeys. Available on demand 24/7 and powered by over a decade of learning insights, the Chegg platform offers students artificial intelligence (AI)-powered academic support thoughtfully designed for education coupled with access to a vast network of subject matter experts who help ensure quality and accuracy. No matter the goal, level, or style, Chegg helps millions of students around the world learn with confidence by helping them build essential academic, life, and job skills to achieve success. Chegg is a publicly held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Media Contact: press@chegg.com
Investor Contact: Tracey Ford, IR@chegg.com

Use of Non-GAAP Measures

To supplement Chegg’s financial results presented in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables and the related earnings conference call contain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP weighted average shares, non-GAAP net income per share, and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA.”

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines (1) adjusted EBITDA as earnings before interest, taxes, depreciation and amortization or EBITDA, adjusted for share-based compensation expense, other income, net, acquisition-related compensation costs, impairment expense, restructuring charges, content and related assets charge and transitional logistic charges; (2) non-GAAP cost of revenues as cost of revenues excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (3) non-GAAP gross profit as gross profit excluding amortization of intangible assets, share-based compensation expense, acquisition-related compensation costs, restructuring charges, content and related assets charge, and transitional logistic charges; (4) non-GAAP gross margin is defined as non-GAAP gross profit divided by net revenues, (5) non-GAAP operating expenses as operating expenses excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, impairment of lease related assets, and loss contingency; (6) non-GAAP income from operations as loss from operations excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, loss contingency, and transitional logistic charges; (7) non-GAAP net income as net loss excluding share-based compensation expense, amortization of intangible assets, acquisition-related compensation costs, amortization of debt issuance costs, the income tax effect of non-GAAP adjustments, restructuring charges, impairment expense, content and related assets charge, impairment of lease related assets, gain on sale of strategic equity investment, gain on early extinguishment of debt, loss contingency and transitional logistic charges; (8) non-GAAP weighted average shares outstanding as weighted average shares outstanding adjusted for the effect of shares for stock plan activity and shares related to our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding; (9) non-GAAP net income per share is defined as non-GAAP net income divided by non-GAAP weighted average shares outstanding; and (10) free cash flow as net cash provided by operating activities adjusted for purchases of property and equipment. To the extent additional significant non-recurring items arise in the future, Chegg may consider whether to exclude such items in calculating the non-GAAP financial measures it uses.

Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods and believes that such measures enhance investors’ overall understanding of our current financial performance. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.

As presented in the “Reconciliation of Net Loss to EBITDA and Adjusted EBITDA,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of Forward-Looking Net Loss to EBITDA and Adjusted EBITDA,” and “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” tables below, each of the non-GAAP financial measures excludes or includes one or more of the following items:

Share-based compensation expense.

Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation expense provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of intangible assets.

Chegg amortizes intangible assets, including those that contribute to generating revenues, that it acquires in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Chegg believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of its ongoing operations and provides investors with a better comparison of period-over-period operating results. No corresponding adjustments have been made related to revenues generated from acquired intangible assets.

Acquisition-related compensation costs.

Acquisition-related compensation costs include compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions. In most cases, these acquisition-related compensation costs are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

Amortization of debt issuance costs.

The difference between the effective interest expense and the contractual interest expense are excluded from management's assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. Chegg believes that the exclusion of the non-cash interest expense provides investors with a better comparison of period-over-period operating results.

Content and related assets charge.

The content and related assets charge represents a write off of certain content and related assets. The content and related assets charge is excluded from non-GAAP financial measures because it is the result of a discrete event that is not considered core-operating activities. Chegg believes that it is appropriate to exclude the content and related assets charge from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Income tax effect of non-GAAP adjustments.

We utilize a non-GAAP effective tax rate for evaluating our operating results, which is based on our current mid-term projections. This non-GAAP tax rate could change for various reasons including, but not limited to, significant changes resulting from tax legislation, changes to our corporate structure and other significant events. Chegg believes that the inclusion of the income tax effect of non-GAAP adjustments provides investors with a better comparison of period-over-period operating results.

Restructuring charges.

Restructuring charges represent expenses incurred in conjunction with a reduction in workforce. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are nonrecurring and the result of an event that is not considered a core-operating activity. Chegg believes that it is appropriate to exclude the restructuring charges from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment expense.

Impairment expense represents the impairment of goodwill, intangible assets, and property and equipment. Chegg believes that it is appropriate to exclude them from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities and are not indicative of our ongoing operating performance. Chegg believes that it is appropriate to exclude the impairment expense from non-GAAP financial measures because it provides investors with a better comparison of period-over-period operating results.

Impairment of lease related assets.

The impairment of lease related assets represents impairment charge recorded on the ROU asset and leasehold improvements associated with the closure of our offices. The impairment of lease related assets is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Loss contingency.

We record a contingent liability for a loss contingency related to legal matters when a loss is both probable and reasonably estimable. The loss contingency is excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. Chegg believes that it is appropriate to exclude the loss contingency from non-GAAP financial measures because it enables the comparison of period-over-period operating results.

Impairment of strategic equity investment.

The impairment of strategic equity investment represents a one-time event to record an impairment charge on our strategic equity investment. The impairment of strategic equity investment is a non-cash expense and we believe the exclusion from non-GAAP financial measures provides investors with a better comparison of period-over-period results.

Gain on sale of strategic equity investment.

The gain on sale of strategic equity investment represents a one-time event to record the sale of our equity investment in Sound Ventures. We believe that it is appropriate to exclude the gain from non-GAAP financial measure because it is the result of an event that is not considered a core-operating activity and we believe its exclusion provides investors with a better comparison of period-over-period operating results.

Gain on early extinguishment of debt.

The difference between the carrying amount of early extinguished debt and the reacquisition price is excluded from management's assessment of our operating performance because management believes that these non-cash gains are not indicative of ongoing operating performance. Chegg believes that the exclusion of the gain on early extinguishment of debt provides investors with a better comparison of period-over-period operating results.

Effect of shares for stock plan activity.

The effect of shares for stock plan activity represents the dilutive impact of outstanding stock options, RSUs, and PSUs, to the extent such shares are not already included in our weighted average shares outstanding.

Effect of shares related to convertible senior notes.

The effect of shares related to convertible senior notes represents the dilutive impact of our convertible senior notes, to the extent such shares are not already included in our weighted average shares outstanding.

Free cash flow.

Free cash flow represents net cash provided by operating activities adjusted for purchases of property and equipment. Chegg considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Chegg's business and make strategic acquisitions. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Chegg's cash balance for the period.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding our ongoing process to explore strategic alternatives and the outcome of such process; our ongoing restructuring plan, including the amount and timing of the charges we will incur in connection with the restructuring and the impact of the restructuring on our non-GAAP financial measures, including the amount of cost savings and the timing of those savings; our ability to increase efficiency across the business and to manage our expenses prudently as the competitive landscape evolves; our strategy to diversify our revenue streams with question-and-answer pair licensing, business-to-institution programs and other enterprise offerings; our ability to weather current and future business challenges and to stabilize the business; the impact of generative AI for academic support on the education ecosystem at large, including universities and education technology companies broadly; the speed, scale and potential impact of Google's AIO rollout; our ongoing litigation against Google and its outcome; student adoption of generative AI products; and all statements about our outlook under “Business Outlook,” including our Q2 2025 guidance, including total revenue, Subscription Services revenue, gross margin, and adjusted EBITDA, as well as those included in the investor presentation referenced above and the “Prepared Remarks” sections above. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “endeavor,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the effects of AI technology on our business and the economy generally; our ability to stabilize the business by attracting new learners to, and retaining existing learners on, our learning platform in light of declining revenue and user traffic; the impact and effectiveness of our internal restructuring activities; our ability to effectively control operating costs; our ability to innovate and offer new products and services in response to competitive technology and market developments, including generative AI; the outcome and effects of our exploration of strategic alternatives, which may not be successful and may disrupt our ongoing business, result in increased expenses and present other risks; competition in all aspects of our business, including with respect to AI and our expectation that such competition will increase; the outcome of our litigation against Google; our ability to maintain our services and systems without interruption, including as a result of technical issues, cybersecurity threats, or cyber-attacks; third-party payment processing risks; the outcome of any current litigation and investigations; and general economic, political and industry conditions, including escalating international trade tensions, including tariffs and trade restrictions, fluctuating inflation, recession and war. All information provided in this release and in the conference call is as of the date hereof, and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 24, 2025, as supplemented by the Company’s subsequent Quarterly Reports on Form 10-Q and other SEC filings, and could cause actual results to differ materially from expectations.

CHEGG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for number of shares and par value)
(unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$36,825	$161,475
Short-term investments	48,815	154,249
Accounts receivable, net of allowance of $125 and $190 at June 30, 2025 and December 31, 2024, respectively	18,055	23,641
Prepaid expenses	23,683	17,100
Other current assets	76,548	81,094
Total current assets	203,926	437,559
Long-term investments	28,474	212,650
Property and equipment, net	135,491	170,648
Intangible assets, net	8,194	10,347
Right of use assets	19,418	22,256
Other assets	8,950	15,491
Total assets	$404,453	$868,951
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$8,321	$15,159
Deferred revenue	34,759	39,217
Accrued liabilities	121,373	115,360
Current portion of convertible senior notes, net	62,516	358,605
Total current liabilities	226,969	528,341
Long-term liabilities
Convertible senior notes, net	—	127,344
Long-term operating lease liabilities	17,700	18,509
Other long-term liabilities	1,928	1,776
Total long-term liabilities	19,628	147,629
Total liabilities	246,597	675,970
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share: 400,000,000 shares authorized; 107,821,415 and 104,880,048 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	108	105
Additional paid-in capital	1,133,686	1,114,550
Accumulated other comprehensive loss	(33,350)	(32,233)
Accumulated deficit	(942,588)	(889,441)
Total stockholders' equity	157,856	192,981
Total liabilities and stockholders' equity	$404,453	$868,951

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$105,120	$163,147	$226,507	$337,497
Cost of revenues(1)	35,478	45,411	89,451	91,908
Gross profit	69,642	117,736	137,056	245,589
Operating expenses:
Research and development(1)	28,717	43,651	58,145	88,086
Sales and marketing(1)	17,417	23,545	43,031	53,920
General and administrative(1)	59,966	54,016	99,340	109,550
Impairment expense	—	481,531	2,000	481,531
Total operating expenses	106,100	602,743	202,516	733,087
Loss from operations	(36,458)	(485,007)	(65,460)	(487,498)
Interest expense, net and other income, net:
Interest expense, net	(41)	(651)	(508)	(1,301)
Other income, net	2,059	7,119	15,056	17,899
Total interest expense, net and other income, net	2,018	6,468	14,548	16,598
Loss before provision for income taxes	(34,440)	(478,539)	(50,912)	(470,900)
Provision for income taxes	(1,223)	(138,345)	(2,235)	(147,404)
Net loss	$(35,663)	$(616,884)	$(53,147)	$(618,304)
Net loss per share, basic and diluted	$(0.33)	$(6.01)	$(0.50)	$(6.03)
Weighted average shares used to compute net loss per share, basic and diluted	106,908	102,604	106,039	102,474

(1) Includes share-based compensation expense and restructuring charges as follows:

Share-based compensation expense:
Cost of revenues	$131	$466	$369	$979
Research and development	1,584	7,123	4,796	16,332
Sales and marketing	413	1,726	1,474	3,866
General and administrative	5,784	8,732	12,530	26,159
Total share-based compensation expense	$7,912	$18,047	$19,169	$47,336

Restructuring charges:
Cost of revenues	$741	$191	$741	$191
Research and development	6,833	2,082	7,792	2,082
Sales and marketing	2,010	906	2,142	906
General and administrative	9,338	3,549	11,167	3,549
Total restructuring charges	$18,922	$6,728	$21,842	$6,728

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(53,147)	$(618,304)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation expense	19,169	47,336
Depreciation and amortization expense	48,320	39,393
Deferred tax assets	149	141,032
Operating lease expense, net of accretion	2,019	3,141
Amortization of debt issuance costs	418	1,081
Loss from write-offs of property and equipment	558	1,657
Gain on early extinguishment of debt	(7,360)	—
Realized gain on sale of investments	(752)	—
Impairment expense	2,000	481,531
Impairment of lease related assets	3,004	2,189
Impairment of strategic equity investment	6,000	—
Loss contingency	7,500	—
Other non-cash items	325	82
Change in assets and liabilities:
Accounts receivable	6,114	10,561
Prepaid expenses and other current assets	(941)	(12,173)
Other assets	928	(773)
Accounts payable	(6,038)	(12,045)
Deferred revenue	(5,945)	(10,226)
Accrued liabilities	(1,113)	(4,057)
Other liabilities	(1,522)	(2,880)
Net cash provided by operating activities	19,686	67,545
Cash flows from investing activities
Purchases of property and equipment	(15,895)	(45,817)
Purchases of investments	(793)	(123,669)
Maturities of investments	107,710	89,890
Proceeds from sale of investments	181,158	—
Proceeds from sale of strategic equity investment	—	15,500
Net cash provided by (used in) investing activities	272,180	(64,096)
Cash flows from financing activities
Repayment of convertible senior notes	(416,492)	—
Payment of taxes related to the net share settlement of equity awards	(1,037)	(7,825)
Proceeds from common stock issued under stock plans, net	391	2,190
Net cash used in financing activities	(417,138)	(5,635)
Effect of exchange rate changes	491	(305)
Net decrease in cash, cash equivalents and restricted cash	(124,781)	(2,491)
Cash, cash equivalents and restricted cash, beginning of period	164,359	137,976
Cash, cash equivalents and restricted cash, end of period	$39,578	$135,485

	Six Months Ended June 30,
	2025	2024
Supplemental cash flow data:
Cash paid during the period for:
Interest	$224	$224
Income taxes, net of refunds	$1,339	$2,729
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$3,775	$4,346
Right of use assets obtained in exchange for lease obligations:
Operating leases	$1,636	$663
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$3,050	$5,016

	Six Months Ended June 30,
	2025	2024
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$36,825	$133,068
Restricted cash included in other current assets	1,014	540
Restricted cash included in other assets	1,739	1,877
Total cash, cash equivalents and restricted cash	$39,578	$135,485

CHEGG, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(35,663)	$(616,884)	$(53,147)	$(618,304)
Interest expense, net	41	651	508	1,301
Provision for income taxes	1,223	138,345	2,235	147,404
Depreciation and amortization expense	16,226	19,706	48,320	39,393
EBITDA	(18,173)	(458,182)	(2,084)	(430,206)
Share-based compensation expense	7,912	18,047	19,169	47,336
Other income, net	(2,059)	(7,119)	(15,056)	(17,899)
Restructuring charges	18,922	6,728	21,842	6,728
Loss contingency	7,500	—	7,500	—
Impairment of strategic equity investment	6,000	—	6,000	—
Impairment of lease related assets	3,004	2,189	3,004	2,189
Impairment expense	—	481,531	2,000	481,531
Content and related assets charge	—	729	—	729
Acquisition-related compensation costs	—	173	—	428
Adjusted EBITDA	$23,106	$44,096	$42,375	$90,836

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenues	$35,478	$45,411	$89,451	$91,908
Amortization of intangible assets	(1,076)	(3,071)	(2,153)	(6,213)
Share-based compensation expense	(131)	(466)	(369)	(979)
Restructuring charges	(741)	(191)	(741)	(191)
Content and related assets charge	—	(729)	—	(729)
Acquisition-related compensation costs	—	(5)	—	(11)
Non-GAAP cost of revenues	$33,530	$40,949	$86,188	$83,785

Gross profit	$69,642	$117,736	$137,056	$245,589
Amortization of intangible assets	1,076	3,071	2,153	6,213
Share-based compensation expense	131	466	369	979
Restructuring charges	741	191	741	191
Content and related assets charge	—	729	—	729
Acquisition-related compensation costs	—	5	—	11
Non-GAAP gross profit	$71,590	$122,198	$140,319	$253,712

Gross margin %	66%	72%	61%	73%
Non-GAAP gross margin %	68%	75%	62%	75%

Operating expenses	$106,100	$602,743	$202,516	$733,087
Share-based compensation expense	(7,781)	(17,581)	(18,800)	(46,357)
Amortization of intangible assets	—	(435)	—	(1,291)
Restructuring charges	(18,181)	(6,537)	(21,101)	(6,537)
Loss contingency	(7,500)	—	(7,500)	—
Impairment of strategic equity investment	(6,000)	—	(6,000)	—
Impairment of lease related assets	(3,004)	(2,189)	(3,004)	(2,189)
Impairment expense	—	(481,531)	(2,000)	(481,531)
Acquisition-related compensation costs	—	(168)	—	(417)
Non-GAAP operating expenses	$63,634	$94,302	$144,111	$194,765

Loss from operations	$(36,458)	$(485,007)	$(65,460)	$(487,498)
Share-based compensation expense	7,912	18,047	19,169	47,336
Amortization of intangible assets	1,076	3,506	2,153	7,504
Restructuring charges	18,922	6,728	21,842	6,728
Loss contingency	7,500	—	7,500	—
Impairment of strategic equity investment	6,000	—	6,000	—
Impairment of lease related assets	3,004	2,189	3,004	2,189
Impairment expense	—	481,531	2,000	481,531
Content and related assets charge	—	729	—	729
Acquisition-related compensation costs	—	173	—	428
Non-GAAP (loss) income from operations	$7,956	$27,896	$(3,792)	$58,947

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(35,663)	$(616,884)	$(53,147)	$(618,304)
Share-based compensation expense	7,912	18,047	19,169	47,336
Amortization of intangible assets	1,076	3,506	2,153	7,504
Amortization of debt issuance costs	41	540	418	1,081
Restructuring charges	18,922	6,728	21,842	6,728
Loss contingency	7,500	—	7,500	—
Impairment of strategic equity investment	6,000	—	6,000	—
Impairment of lease related assets	3,004	2,189	3,004	2,189
Impairment expense	—	481,531	2,000	481,531
Income tax effect of non-GAAP adjustments	2,009	129,937	2,537	130,650
Gain on early extinguishment of debt	—	—	(7,360)	—
Gain on sale of strategic equity investment	—	—	—	(3,783)
Content and related assets charge	—	729	—	729
Acquisition-related compensation costs	—	173	—	428
Non-GAAP net income	$10,801	$26,496	$4,116	$56,089

Weighted average shares used to compute net loss per share	106,908	102,604	106,039	102,474
Effect of shares for stock plan activity	455	310	617	513
Effect of shares related to convertible senior notes	583	9,234	3,585	9,234
Non-GAAP weighted average shares used to compute non-GAAP net income per share	107,946	112,148	110,241	112,221

Net loss per share	$(0.33)	$(6.01)	$(0.50)	$(6.03)
Adjustments	0.43	6.25	0.54	6.53
Non-GAAP net income per share	$0.10	$0.24	$0.04	$0.50

CHEGG, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Net cash provided by operating activities	$19,686	$67,545
Purchases of property and equipment	(15,895)	(45,817)
Free cash flow	$3,791	$21,728

CHEGG, INC.
RECONCILIATION OF FORWARD-LOOKING NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

Three Months Ending September 30, 2025
Net loss	$(24,200)
Interest expense, net	100
Provision for income taxes	700
Depreciation and amortization expense	15,200
EBITDA	(8,200)
Share-based compensation expense	7,900
Other income, net	(1,200)
Restructuring charges	9,000
Adjusted EBITDA	$7,500
* Adjusted EBITDA guidance for the three months ending September 30, 2025 represent the midpoint of the range of $7 million to $8 million, respectively.